EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 75 to the Registration Statement of Eaton Vance Series Trust II (1933 Act File No. 02-42722) of my opinion dated August 27, 2009, which was filed as Exhibit (i) to Post-Effective Amendment No. 72.

/s/ Katy D. Burke Katy D. Burke, Esq.

February 25, 2010 Boston, Massachusetts